Exhibit 99.1

Camping World Holdings, Inc. Reports Strong Third Quarter Results With More Than 32,000 Units Sold, Driven by a Record 14,460 Used Unit Sales

LINCOLNSHIRE, IL – November 1, 2022 (BUSINESS WIRE) -- Camping World Holdings, Inc. (NYSE: CWH) (the “Company” or “CWH”), America’s Recreation Dealer, today reported results for the third quarter ended September 30, 2022.

Marcus Lemonis, Chairman and CEO of Camping World Holdings, Inc. stated, “In this current environment, our Company is focused on growing our overall used RV business, strategic and opportunistic dealership acquisitions, and tightening SG&A and capital expenditures with precision.”

Third Quarter Operating Highlights

●	Revenue was $1.9 billion for the third quarter, a decrease of $60.9 million, or 3.2%, driven primarily by a $45.7 million reduction in product revenues from categories we exited in 2021 including fishing, hunting, and apparel.
●	Used vehicle revenue was a record $526.0 million for the third quarter(1), an increase of $6.4 million, or 1.2%, while new vehicle revenue declined $30.2 million, or 3.5%. Used vehicle unit sales were a record 14,460 units for the third quarter, an increase of 829 units, or 6.1%.
●	Same store used vehicle unit sales increased 2.0% for the third quarter, while same store new vehicle unit sales decreased 7.2%.
●	Gross profit was $593.7 million, a decrease of $97.7 million, or 14.1%, and total gross margin was 32.0%, a decrease of 408 basis points driven primarily by the higher cost of new vehicles. Used vehicle gross margin decreased to a lesser extent.
●	Net income was $102.9 million, a decrease of $86.4 million, or 45.6%.
●	Diluted earnings per share of Class A common stock was $0.97 in 2022 versus $1.72 in 2021. Adjusted earnings per share - diluted(2) of Class A common stock was $1.07 in 2022 versus $1.98 in 2021.
●	Adjusted EBITDA(2) was $173.4 million, a decrease of $114.6 million, or 39.8%.
●	New and used vehicle inventories were $1.6 billion, an increase of $491.1 million from September 30, 2021. This increase was driven primarily by restocking to normalized levels of new vehicles and, to a lesser extent, the strategic growth of our used vehicle business and an additional eight dealership locations.
●	On September 29, 2022, the Company paid our regular quarterly dividend of $0.625 per share of Class A common stock, or $2.50 per share on an annualized basis.

________________________

(1)Trailing twelve-month (“TTM”) used vehicle revenue as of September 30, 2022 and 2021 was $1.9 billion and $1.5 billion, respectively. The TTM used vehicle revenue as of September 30, 2022 is comprised of $1.5 billion and $0.4 billion for the nine months ended September 30, 2022 and three months ended December 31, 2021, respectively. The TTM used vehicle revenue as of September 30, 2021 is comprised of $1.3 billion and $0.2 billion for the nine months ended September 30, 2021 and three months ended December 31, 2020, respectively.

(2)Adjusted earnings per share – diluted and adjusted EBITDA are non-GAAP measures. For a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures, see the “Non-GAAP Financial Measures” section later in this press release.

Earnings Conference Call and Webcast Information

A conference call to discuss the Company’s third quarter 2022 financial results is scheduled for November 2, 2022, at 7:30 am Central Time. Investors and analysts can participate on the conference call by dialing 1-877-407-9039 (international callers please dial 1-201-689-8470) and using conference ID# 13732920. Interested parties can also listen to a live webcast or replay of the conference call by logging on to the Investor Relations section on the Company’s website at http://investor.campingworld.com. The replay of the conference call webcast will be available on the investor relations website for approximately 90 days.

Presentation

This press release presents historical results for the periods presented for the Company and its subsidiaries, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”), unless noted as a non-GAAP financial measure. The Company’s initial public offering (“IPO”) and related reorganization transactions (“Reorganization Transactions”) that occurred on October 6, 2016 resulted in the Company as the sole managing member of CWGS Enterprises, LLC (“CWGS, LLC”), with sole voting power in and control of the management of CWGS, LLC. The Company’s position as sole managing member of CWGS, LLC includes periods where the Company has held a minority economic interest in CWGS, LLC. As of September 30, 2022 and December 31, 2021, the Company owned 50.1% and 51.2%, respectively, of CWGS, LLC. Accordingly, the Company consolidates the financial results of CWGS, LLC and reports a non-controlling interest in its consolidated financial statements. Unless otherwise indicated, all financial comparisons in this press release compare our financial results for the third quarter ended September 30, 2022 to our financial results from the third quarter ended September 30, 2021.

About Camping World Holdings, Inc.

Camping World Holdings, Inc., headquartered in Lincolnshire, IL, (together with its subsidiaries) is America’s largest retailer of RVs and related products and services. Our vision is to build a long-term legacy business that makes RVing fun and easy, and our Camping World and Good Sam brands have been serving RV consumers since 1966. We strive to build long-term value for our customers, employees, and shareholders by combining a unique and comprehensive assortment of RV products and services with a national network of RV dealerships, service centers and customer support centers along with the industry’s most extensive online presence and a highly-trained and knowledgeable team of associates serving our customers, the RV lifestyle, and the communities in which we operate. We also believe that our Good Sam organization and family of programs and services uniquely enables us to connect with our customers as stewards of the RV enthusiast community and the RV lifestyle. With RV sales and service locations in 42 states, Camping World has grown to become the prime destination for everything RV.

For more information, please visit http://www.CampingWorld.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements about macroeconomic trends and our business plans and goals, including statements regarding the strength of our business, our long-term plan, the Company’s strategic focuses, including growing its used RV business, potential acquisitions and tightening SG&A expenses and capital expenditures, potential stock repurchases, future dividend payments and our future financial results. These forward-looking statements are based on management’s current expectations.

These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the COVID-19 pandemic, which has had, and could have in the future, certain negative impacts on our business; risks related to the cybersecurity incident announced in February 2022; our ability to execute and achieve the expected benefits of our 2019 Strategic Shift; the availability of financing to us and our customers; fuel shortages or high prices for fuel; the success of our manufacturers; general economic conditions in our markets; changes in consumer preferences; competition in our industry; risks related to acquisitions and expansion into new markets; our failure to maintain the strength and value of our brands; our ability to manage our inventory; fluctuations in our same store sales; the cyclical and seasonal nature of our business; our dependence on the availability of adequate capital and risks related to our debt; our reliance on six fulfillment and distribution centers; natural disasters, including epidemic outbreaks; risks associated with selling goods manufactured abroad; our dependence on our relationships with third party suppliers and lending institutions; our ability to retain senior executives and attract and retain other qualified employees; risks associated with leasing substantial amounts of space; regulatory risks; data privacy and cybersecurity risks; risks related to our intellectual property; the impact of ongoing or future lawsuits against us and certain of our officers and directors; and risks related to our organizational structure.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2021 and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except as required under applicable law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

In addition, this press release references projected annualized dividend payments. Future declarations of quarterly dividends are subject to the determination and discretion of the Company’s Board of Directors based on its consideration of various factors, including the Company’s results of operations, financial condition, level of indebtedness, anticipated capital requirements, contractual restrictions, restrictions in its debt agreements, restrictions under applicable law, receipt of excess tax distributions from CWGS Enterprises, LLC, its business prospects and other factors that Camping World’s Board of Directors may deem relevant.

We intend to use our official Facebook, Twitter, and Instagram accounts, each at the handle @CampingWorld, as well as the investor page of our website, investor.campingworld.com, as a distribution channel of material information about the Company and for complying with our disclosure obligations under Regulation FD. The information we post through these social media channels and on our investor webpage may be deemed material. Accordingly, investors should subscribe to these accounts and our investor alerts, in addition to following our press releases, SEC filings, public conference calls and webcasts. These social media channels may be updated from time to time.

Camping World Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

(In Thousands Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenue:
Good Sam Services and Plans	$50,352	$46,581	$144,504	$134,354
RV and Outdoor Retail
New vehicles	834,112	864,303	2,746,323	2,745,057
Used vehicles	525,988	519,550	1,484,978	1,273,944
Products, service and other	268,940	305,882	761,914	862,706
Finance and insurance, net	165,136	167,779	513,921	483,718
Good Sam Club	11,154	12,479	35,070	36,383
Subtotal	1,805,330	1,869,993	5,542,206	5,401,808
Total revenue	1,855,682	1,916,574	5,686,710	5,536,162
Costs applicable to revenue (exclusive of depreciation and amortization shown separately below):
Good Sam Services and Plans	18,871	21,637	54,532	53,241
RV and Outdoor Retail
New vehicles	675,119	612,418	2,171,660	2,014,206
Used vehicles	398,882	376,852	1,115,876	934,874
Products, service and other	167,298	212,444	467,680	556,542
Good Sam Club	1,824	1,847	6,279	5,586
Subtotal	1,243,123	1,203,561	3,761,495	3,511,208
Total costs applicable to revenue	1,261,994	1,225,198	3,816,027	3,564,449

Gross profit:
Good Sam Services and Plans	31,481	24,944	89,972	81,113
RV and Outdoor Retail
New vehicles	158,993	251,885	574,663	730,851
Used vehicles	127,106	142,698	369,102	339,070
Products, service and other	101,642	93,438	294,234	306,164
Finance and insurance, net	165,136	167,779	513,921	483,718
Good Sam Club	9,330	10,632	28,791	30,797
Subtotal	562,207	666,432	1,780,711	1,890,600
Total gross profit	593,688	691,376	1,870,683	1,971,713

Operating expenses:
Selling, general, and administrative	419,102	424,385	1,245,540	1,193,668
Debt restructure expense	—	24	—	9,055
Depreciation and amortization	18,207	23,552	61,369	49,297
Long-lived asset impairment	887	316	3,505	1,398
Lease termination	—	329	1,122	2,085
(Gain) loss on sale or disposal of assets	(40)	96	390	7
Total operating expenses	438,156	448,702	1,311,926	1,255,510
Income from operations	155,532	242,674	558,757	716,203
Other expense:
Floor plan interest expense	(9,484)	(3,125)	(24,483)	(9,886)
Other interest expense, net	(20,526)	(11,250)	(49,762)	(35,262)
Loss on debt restructure	—	—	—	(1,390)
Tax Receivable Agreement liability adjustment	—	—	—	(3,520)
Other expense, net	(177)	(122)	(472)	(77)
Total other expense	(30,187)	(14,497)	(74,717)	(50,135)
Income before income taxes	125,345	228,177	484,040	666,068
Income tax expense	(22,397)	(38,869)	(75,808)	(83,259)
Net income	102,948	189,308	408,232	582,809
Less: net income attributable to non-controlling interests	(61,822)	(109,605)	(238,065)	(331,596)
Net income attributable to Camping World Holdings, Inc.	$41,126	$79,703	$170,167	$251,213

Earnings per share of Class A common stock:
Basic	$0.98	$1.75	$4.01	$5.57
Diluted	$0.97	$1.72	$3.99	$5.49
Weighted average shares of Class A common stock outstanding:
Basic	41,985	45,628	42,419	45,072
Diluted	42,505	47,022	42,947	46,433

Camping World Holdings, Inc. and Subsidiaries

Supplemental Data

	Three Months Ended September 30,		Increase		Percent
	2022	2021	(decrease)		Change
Unit sales
New vehicles	17,616	18,748	(1,132)		(6.0%)
Used vehicles	14,460	13,631	829		6.1%
Total	32,076	32,379	(303)		(0.9%)

Average selling price
New vehicles	$47,350	$46,101	$1,249		2.7%
Used vehicles	$36,375	$38,115	$(1,740)		(4.6%)

Same store unit sales(1)
New vehicles	16,045	17,293	(1,248)		(7.2%)
Used vehicles	13,114	12,852	262		2.0%
Total	29,159	30,145	(986)		(3.3%)

Same store revenue(1) ($ in 000's)
New vehicles	$764,144	$801,412	$(37,268)		(4.7%)
Used vehicles	482,329	493,914	(11,585)		(2.3%)
Products, service and other	186,260	211,591	(25,331)		(12.0%)
Finance and insurance, net	151,039	156,870	(5,831)		(3.7%)
Total	$1,583,772	$1,663,787	$(80,015)		(4.8%)

Average gross profit per unit
New vehicles	$9,025	$13,435	$(4,410)		(32.8%)
Used vehicles	$8,790	10,469	$(1,679)		(16.0%)
Finance and insurance, net per vehicle unit	$5,148	5,182	$(34)		(0.7%)
Total vehicle front-end yield(2)	$14,068	17,368	$(3,300)		(19.0%)

Gross margin
Good Sam Services and Plans	62.5%	53.5%	897	bps
New vehicles	19.1%	29.1%	(1,008)	bps
Used vehicles	24.2%	27.5%	(330)	bps
Products, service and other	37.8%	30.5%	725	bps
Finance and insurance, net	100.0%	100.0%	unch.	bps
Good Sam Club	83.6%	85.2%	(155)	bps
Subtotal RV and Outdoor Retail	31.1%	35.6%	(450)	bps
Total gross margin	32.0%	36.1%	(408)	bps

Inventories ($ in 000's)
New vehicles	$1,180,364	$723,593	$456,771		63.1%
Used vehicles	425,824	391,466	34,358		8.8%
Products, parts, accessories and misc.	293,588	246,900	46,688		18.9%
Total RV and Outdoor Retail inventories	$1,899,776	$1,361,959	$537,817		39.5%

Vehicle inventory per location ($ in 000's)
New vehicle inventory per dealer location	$6,415	$4,111	$2,304		56.0%
Used vehicle inventory per dealer location	$2,314	2,224	$90		4.0%

Vehicle inventory turnover(3)
New vehicle inventory turnover	2.0	3.6	(1.5)		(42.9%)
Used vehicle inventory turnover	3.5	4.4	(0.8)		(18.8%)

Retail locations
RV dealerships	184	176	8		4.5%
RV service & retail centers	8	10	(2)		(20.0%)
Subtotal	192	186	6		3.2%
Other retail stores	1	1	—		0.0%
Total	193	187	6		3.2%

Other data
Active Customers(4)	5,366,558	5,458,531	(91,973)		(1.7%)
Good Sam Club members	2,038,826	2,185,100	(146,274)		(6.7%)
Service bays (5)	2,639	2,599	40		1.5%
Finance and insurance gross profit as a % of total vehicle revenue	12.1%	12.1%	2	bps	n/a
Same store locations	168	n/a	n/a		n/a

	Nine Months Ended September 30,		Increase		Percent
	2022	2021	(decrease)		Change
Unit sales
New vehicles	60,040	66,362	(6,322)		(9.5%)
Used vehicles	40,991	38,269	2,722		7.1%
Total	101,031	104,631	(3,600)		(3.4%)

Average selling price
New vehicles	$45,742	$41,365	$4,377		10.6%
Used vehicles	$36,227	$33,289	$2,938		8.8%

Same store unit sales(1)
New vehicles	54,831	63,436	(8,605)		(13.6%)
Used vehicles	37,670	36,870	800		2.2%
Total	92,501	100,306	(7,805)		(7.8%)

Same store revenue(1) ($ in 000's)
New vehicles	$2,524,359	$2,628,952	$(104,593)		(4.0%)
Used vehicles	1,379,819	1,233,022	146,797		11.9%
Products, service and other	553,833	650,283	(96,450)		(14.8%)
Finance and insurance, net	473,898	465,100	8,798		1.9%
Total	$4,931,909	$4,977,357	$(45,448)		(0.9%)

Average gross profit per unit
New vehicles	$9,571	$11,013	$(1,442)		(13.1%)
Used vehicles	9,004	8,860	144		1.6%
Finance and insurance, net per vehicle unit	5,087	4,623	464		10.0%
Total vehicle front-end yield(2)	14,428	14,849	(421)		(2.8%)

Gross margin
Good Sam Services and Plans	62.3%	60.4%	189	bps
New vehicles	20.9%	26.6%	(570)	bps
Used vehicles	24.9%	26.6%	(176)	bps
Products, service and other	38.6%	35.5%	313	bps
Finance and insurance, net	100.0%	100.0%	unch.	bps
Good Sam Club	82.1%	84.6%	(255)	bps
Subtotal RV and Outdoor Retail	32.1%	35.0%	(287)	bps
Total gross margin	32.9%	35.6%	(272)	bps

Inventories ($ in 000's)
New vehicles	$1,180,364	$723,593	$456,771		63.1%
Used vehicles	425,824	391,466	34,358		8.8%
Products, parts, accessories and misc.	293,588	246,900	46,688		18.9%
Total RV and Outdoor Retail inventories	$1,899,776	$1,361,959	$537,817		39.5%

Vehicle inventory per location ($ in 000's)
New vehicle inventory per dealer location	$6,415	$4,111	$2,304		56.0%
Used vehicle inventory per dealer location	2,314	2,224	90		4.0%

Vehicle inventory turnover(3)
New vehicle inventory turnover	2.0	3.6	(1.5)		(42.9%)
Used vehicle inventory turnover	3.5	4.4	(0.8)		(18.8%)

Retail locations
RV dealerships	184	176	8		4.5%
RV service & retail centers	8	10	(2)		(20.0%)
Subtotal	192	186	6		3.2%
Other retail stores	1	1	—		0.0%
Total	193	187	6		3.2%

Other data
Active Customers(4)	5,366,558	5,458,531	(91,973)		(1.7%)
Good Sam Club members	2,038,826	2,185,100	(146,274)		(6.7%)
Service bays (5)	2,639	2,599	40		1.5%
Finance and insurance gross profit as a % of total vehicle revenue	12.1%	12.0%	11	bps	n/a
Same store locations	168	n/a	n/a		n/a

(1) Our same store revenue and units calculations for a given period include only those stores that were open both at the end of the corresponding period and at the beginning of the preceding fiscal year.

(2) Front end yield is calculated as gross profit from new vehicles, used vehicles and finance and insurance (net), divided by combined new and used vehicle unit sales.

(3) Inventory turnover calculated as vehicle costs applicable to revenue over the last twelve months divided by the average quarterly ending vehicle inventory over the last twelve months.

(4) An Active Customer is a customer who has transacted with us in any of the eight most recently completed fiscal quarters prior to the date of measurement.

(5) A service bay is a fully-constructed bay dedicated to service, installation, and collision offerings.

Camping World Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets (unaudited)

(In Thousands Except Share and Per Share Amounts)

	September 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$148,235	$267,332
Contracts in transit	87,487	57,741
Accounts receivable, net	117,428	101,644
Inventories	1,900,127	1,792,865
Prepaid expenses and other assets	46,869	64,295
Total current assets	2,300,146	2,283,877
Property and equipment, net	728,208	599,324
Operating lease assets	719,656	750,876
Deferred tax assets, net	178,808	199,321
Intangible assets, net	21,819	30,970
Goodwill	533,217	483,634
Other assets	29,532	24,927
Total assets	$4,511,386	$4,372,929
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$187,613	$136,757
Accrued liabilities	252,644	189,595
Deferred revenues	101,917	95,467
Current portion of operating lease liabilities	61,001	62,217
Current portion of finance lease liabilities	10,397	4,964
Current portion of Tax Receivable Agreement liability	11,686	11,322
Current portion of long-term debt	15,827	15,822
Notes payable – floor plan, net	899,568	1,011,345
Other current liabilities	83,959	70,834
Total current liabilities	1,624,612	1,598,323
Operating lease liabilities, net of current portion	743,914	774,889
Finance lease liabilities, net of current portion	95,496	74,752
Tax Receivable Agreement liability, net of current portion	159,790	171,073
Revolving line of credit	20,885	20,885
Long-term debt, net of current portion	1,368,380	1,377,751
Deferred revenues	73,294	69,024
Other long-term liabilities	87,517	52,338
Total liabilities	4,173,888	4,139,035
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share – 20,000,000 shares authorized; none issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Class A common stock, par value $0.01 per share – 250,000,000 shares authorized; 47,855,259 issued and 42,129,078 outstanding as of September 30, 2022 and 47,805,259 issued and 44,130,956 outstanding as of December 31, 2021	476	475
Class B common stock, par value $0.0001 per share – 75,000,000 shares authorized; 69,066,445 issued as of September 30, 2022 and December 31, 2021; and 41,466,964 outstanding as of September 30, 2022 and December 31, 2021	4	4
Class C common stock, par value $0.0001 per share – one share authorized, issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Additional paid-in capital	117,151	98,113
Treasury stock, at cost; 5,442,009 and 3,390,131 shares as of September 30, 2022 and December 31, 2021, respectively	(190,658)	(130,006)
Retained earnings	280,772	189,471
Total stockholders' equity attributable to Camping World Holdings, Inc.	207,745	158,057
Non-controlling interests	129,753	75,837
Total stockholders' equity	337,498	233,894
Total liabilities and stockholders' equity	$4,511,386	$4,372,929

Camping World Holdings, Inc. and Subsidiaries

Summary of Consolidated Statements of Cash Flows (unaudited)

(In Thousands)

	Nine Months Ended September 30,
	2022	2021

Net cash provided by operating activities	$523,919	$571,876

Investing activities
Purchases of property and equipment	(118,445)	(88,560)
Proceeds from sale of property and equipment	1,105	2,253
Purchase of real property	(41,696)	(61,056)
Proceeds from the sale of real property	6,809	1,360
Purchases of businesses, net of cash acquired	(83,227)	(99,749)
Purchase of other investments	(3,000)	(7,983)
Purchases of intangible assets	(851)	(2,580)
Net cash used in investing activities	(239,305)	(256,315)

Financing activities
Proceeds from long-term debt	—	124,893
Payments on long-term debt	(11,869)	(174,148)
Net (payments) proceeds on notes payable – floor plan, net	(99,802)	19,199
Proceeds from landlord funded construction on finance leases	6,028	—
Payments on finance leases	(4,541)	(2,169)
Proceeds from sale-leaseback arrangement	27,951	—
Payments on sale-leaseback arrangement	(87)	—
Payment of debt issuance costs	—	(1,827)
Dividends on Class A common stock	(78,866)	(44,846)
Proceeds from exercise of stock options	317	3,775
RSU shares withheld for tax	(6,474)	(7,166)
Repurchases of Class A common stock to treasury stock	(79,757)	(86,824)
Distributions to holders of LLC common units	(156,611)	(179,725)
Net cash used in financing activities	(403,711)	(348,838)

Decrease in cash and cash equivalents	(119,097)	(33,277)
Cash and cash equivalents at beginning of the period	267,332	166,072
Cash and cash equivalents at end of the period	$148,235	$132,795

Earnings Per Share

Basic earnings per share of Class A common stock is computed by dividing net income attributable to Camping World Holdings, Inc. by the weighted-average number of shares of Class A common stock outstanding during the period. Diluted earnings per share of Class A common stock is computed by dividing net income attributable to Camping World Holdings, Inc. by the weighted-average number of shares of Class A common stock outstanding adjusted to give effect to potentially dilutive securities.

The following table sets forth reconciliations of the numerators and denominators used to compute basic and diluted earnings per share of Class A common stock (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands except per share amounts)	2022	2021	2022	2021
Numerator:
Net income	$102,948	$189,308	$408,232	$582,809
Less: net income attributable to non-controlling interests	(61,822)	(109,605)	(238,065)	(331,596)
Net income attributable to Camping World Holdings, Inc. — basic	$41,126	$79,703	170,167	251,213
Add: reallocation of net income attributable to non-controlling interests from the assumed dilutive effect of stock options and RSUs	281	1,226	1,019	3,793
Net income attributable to Camping World Holdings, Inc. — diluted	$41,407	$80,929	$171,186	$255,006
Denominator:
Weighted-average shares of Class A common stock outstanding — basic	41,985	45,628	42,419	45,072
Dilutive options to purchase Class A common stock	53	138	62	157
Dilutive restricted stock units	467	1,256	466	1,204
Weighted-average shares of Class A common stock outstanding — diluted	42,505	47,022	42,947	46,433

Earnings per share of Class A common stock — basic	$0.98	$1.75	$4.01	$5.57
Earnings per share of Class A common stock — diluted	$0.97	$1.72	$3.99	$5.49

Weighted-average anti-dilutive securities excluded from the computation of diluted earnings per share of Class A common stock:
Restricted stock units	1,396	10	2,094	9
Common units of CWGS, LLC that are convertible into Class A common stock	42,045	42,635	42,045	43,731

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we use the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, TTM Adjusted EBITDA, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted, Adjusted Earnings Per Share – Basic, and Adjusted Earnings Per Share – Diluted (collectively the "Non-GAAP Financial Measures"). We believe that these Non-GAAP Financial Measures, when used in conjunction with GAAP financial measures, provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to the key metrics we use in our financial and operational decision making. These Non-GAAP Financial Measures are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry and are used by management to evaluate our operating performance, liquidity and capital resources, to evaluate the effectiveness of strategic initiatives and for planning purposes. By providing these Non-GAAP Financial Measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. In addition, our Senior Secured Credit Facilities use Adjusted EBITDA, as calculated for our subsidiary CWGS Group, LLC, to measure our compliance with covenants such as the consolidated leverage ratio. The Non-GAAP Financial Measures have limitations as analytical tools, and the presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. They should not be construed as an inference that the Company’s future results will be unaffected by any items adjusted for in these Non-GAAP Financial Measures. In evaluating these Non-GAAP Financial Measures, it is reasonable to expect that certain of these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other companies over time. Each of the normal recurring adjustments and other adjustments described in this section and in the reconciliation tables below help management with a measure of our core operating performance over time by removing items that are not related to day-to-day operations.

The Non-GAAP Financial Measures that we use are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

We define “EBITDA” as net income before other interest expense, net (excluding floor plan interest expense), provision for income tax expense and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA further adjusted for the impact of certain noncash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, loss and expense on debt restructure, long-lived asset impairment, lease termination costs, gains and losses on sale or disposal of assets, net, equity-based compensation, Tax Receivable Agreement liability adjustment, restructuring costs related to the 2019 Strategic Shift, and other unusual or one-time items. We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of total revenue. We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin in the same manner. We present EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these Non-GAAP Financial Measures as a reasonable basis for comparing our ongoing results of operations.

The following table reconciles EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, and TTM Adjusted EBITDA to the most directly comparable GAAP financial performance measures (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2022	2021	2022	2021
EBITDA and Adjusted EBITDA:
Net income	$102,948	$189,308	$408,232	$582,809
Other interest expense, net	20,526	11,250	49,762	35,262
Depreciation and amortization	18,207	23,552	61,369	49,297
Income tax expense	22,397	38,869	75,808	83,259
Subtotal EBITDA	164,078	262,979	595,171	750,627
Long-lived asset impairment (a)	887	316	3,505	1,398
Lease termination (b)	—	329	1,122	2,085
(Gain) loss on sale or disposal of assets, net (c)	(40)	96	390	7
Equity-based compensation (d)	6,792	6,913	27,434	19,069
Tax Receivable Agreement liability adjustment (e)	—	—	—	3,520
Restructuring costs (f)	1,671	17,362	5,548	23,439
Loss and expense on debt restructure (g)	—	24	—	10,445
Adjusted EBITDA	$173,388	$288,019	$633,170	$810,590

	Three Months Ended September 30,		Nine Months Ended September 30,
(as percentage of total revenue)	2022	2021	2022	2021
Adjusted EBITDA margin:
Net income margin	5.5%	9.9%	7.2%	10.5%
Other interest expense, net	1.1%	0.6%	0.9%	0.6%
Depreciation and amortization	1.0%	1.2%	1.1%	0.9%
Income tax expense	1.2%	2.0%	1.3%	1.5%
Subtotal EBITDA margin	8.8%	13.7%	10.5%	13.6%
Long-lived asset impairment (a)	0.0%	0.0%	0.1%	0.0%
Lease termination (b)	—	0.0%	0.0%	0.0%
(Gain) loss on sale or disposal of assets, net (c)	(0.0%)	0.0%	0.0%	0.0%
Equity-based compensation (d)	0.4%	0.4%	0.5%	0.3%
Tax Receivable Agreement liability adjustment (e)	—	—	—	0.1%
Restructuring costs (f)	0.1%	0.9%	0.1%	0.4%
Loss and expense on debt restructure (g)	—	0.0%	—	0.2%
Adjusted EBITDA margin	9.3%	15.0%	11.1%	14.6%

	Three Months Ended				TTM Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
($ in thousands)	2022	2022	2022	2021	2022
Adjusted EBITDA:
Net income	$102,948	$197,985	$107,299	$59,266	$467,498
Other interest expense, net	20,526	14,935	14,301	11,650	61,412
Depreciation and amortization	18,207	17,627	25,535	17,121	78,490
Income tax expense	22,397	32,375	21,036	8,865	84,673
Subtotal EBITDA	164,078	262,922	168,171	96,902	692,073
Long-lived asset impairment (a)	887	2,618	—	1,646	5,151
Lease termination (b)	—	944	178	126	1,248
(Gain) loss on sale or disposal of assets, net (c)	(40)	381	49	(583)	(193)
Equity-based compensation (d)	6,792	8,968	11,674	28,867	56,301
Tax Receivable Agreement liability adjustment (e)	—	—	—	(707)	(707)
Restructuring costs (f)	1,671	1,854	2,023	2,262	7,810
Loss and expense on debt restructure (g)	—	—	—	3,023	3,023
Adjusted EBITDA	$173,388	$277,687	$182,095	$131,536	$764,706

(a)	Represents long-lived asset impairment charges related to the RV and Outdoor Retail segment, which relate to locations affected by the 2019 Strategic Shift.
(b)

Represents the loss on the termination of operating leases, relating primarily to the 2019 Strategic Shift, resulting from lease termination fees and the derecognition of the operating lease assets and liabilities.

(c)	Represents an adjustment to eliminate the losses and gains on disposals and sales of various assets.
(d)	Represents non-cash equity-based compensation expense relating to employees, directors, and consultants of the Company.
(e)	Represents an adjustment to eliminate the loss (gain) on remeasurement of the Tax Receivable Agreement primarily due to changes in our blended statutory income tax rate.
(f)

Represents restructuring costs relating to our 2019 Strategic Shift. These restructuring costs include one-time employee termination benefits relating to retail store or distribution center closures/divestitures, incremental inventory reserve charges, and other associated costs. These costs exclude lease termination costs, which are presented separately above (see (b) above).

(g)

Represents the loss and expense incurred on debt restructure and financing expense for the nine months ended September 30, 2021. which is comprised of $0.4 million in extinguishment of the original issue discount and $1.0 of extinguishment of capitalized finance costs related to the Previous Term Loan Facility, and $9.0 million in legal and other expenses related to the New Term Loan Facility in 2021. For the twelve months ended September 30, 2022, represents $3.0 million of legal and other expenses related to the New Term Loan Facility in 2021.

Adjusted Net Income Attributable to Camping World Holdings, Inc. and Adjusted Earnings Per Share

We define “Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic” as net income attributable to Camping World Holdings, Inc. adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, loss and expense on debt restructure, long-lived asset impairment, lease termination costs, gains and losses on sale or disposal of assets, net, equity-based compensation, Tax Receivable Agreement liability adjustment, restructuring costs related to the 2019 Strategic Shift, other unusual or one-time items, the income tax expense effect of these adjustments, and the effect of net income attributable to non-controlling interests from these adjustments.

We define “Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted” as Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic adjusted for the reallocation of net income attributable to non-controlling interests from stock options and restricted stock units, if dilutive, or the assumed redemption, if dilutive, of all outstanding common units in CWGS, LLC for shares of newly-issued Class A common stock of Camping World Holdings, Inc.

We define “Adjusted Earnings Per Share – Basic” as Adjusted Net Income Attributable to Camping World Holdings, Inc. - Basic divided by the weighted-average shares of Class A common stock outstanding. We define “Adjusted Earnings Per Share – Diluted” as Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted divided by the weighted-average shares of Class A common stock outstanding, assuming (i) the redemption of all outstanding common units in CWGS, LLC for newly-issued shares of Class A common stock of Camping World Holdings, Inc., if dilutive, and (ii) the dilutive effect of stock options and restricted stock units, if any. We present Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net

Income Attributable to Camping World Holdings, Inc. – Diluted, Adjusted Earnings Per Share – Basic, and Adjusted Earnings Per Share – Diluted because we consider them to be important supplemental measures of our performance and we believe that investors’ understanding of our performance is enhanced by including these Non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations.

The following table reconciles Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted, Adjusted Earnings Per Share – Basic, and Adjusted Earnings Per Share – Diluted to the most directly comparable GAAP financial performance measure:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands except per share amounts)	2022	2021	2022	2021
Numerator:
Net income attributable to Camping World Holdings, Inc.	$41,126	$79,703	$170,167	$251,213
Adjustments related to basic calculation:
Loss and expense on debt restructure (a):
Gross adjustment	—	24	—	10,445
Income tax expense for above adjustment (b)	—	(3)	—	(1,376)
Long-lived asset impairment (c):
Gross adjustment	887	316	3,505	1,398
Income tax expense for above adjustment (b)	—	—	(99)	—
Lease termination (d):
Gross adjustment	—	329	1,122	2,085
Income tax expense for above adjustment (b)	—	1	—	(38)
(Gain) loss on sale or disposal of assets (e):
Gross adjustment	(40)	96	390	7
Income tax expense for above adjustment (b)	(12)	3	(15)	5
Equity-based compensation (f):
Gross adjustment	6,792	6,913	27,434	19,069
Income tax expense for above adjustment (b)	(792)	(820)	(3,080)	(2,181)
Tax Receivable Agreement liability adjustment (g):
Gross adjustment	—	—	—	3,520
Income tax expense for above adjustment (b)	—	—	—	(898)
Restructuring costs (h)
Gross adjustment	1,671	17,362	5,548	23,439
Income tax expense for above adjustment (b)	—	23	—	(42)
Adjustment to net income attributable to non-controlling interests resulting from the above adjustments (i)	(4,642)	(12,091)	(18,866)	(27,580)
Adjusted net income attributable to Camping World Holdings, Inc. – basic	44,990	91,856	186,106	279,066
Adjustments related to diluted calculation:
Reallocation of net income attributable to non-controlling interests from the dilutive effect of stock options and restricted stock units (j)	409	1,892	1,519	—
Income tax on reallocation of net income attributable to non-controlling interests from the dilutive effect of stock options and restricted stock units (k)	(104)	(489)	(404)	—
Reallocation of net income attributable to non-controlling interests from the dilutive redemption of common units in CWGS, LLC (j)	—	—	—	359,176
Income tax on reallocation of net income attributable to non-controlling interests from the dilutive redemption of common units in CWGS, LLC (k)	—	—	—	(89,668)
Assumed income tax expense of combining C-corporations with full or partial valuation allowances with the income of other consolidated entities after the dilutive redemption of common units in CWGS, LLC (l)	—	—	—	(11,227)
Adjusted net income attributable to Camping World Holdings, Inc. – diluted	$45,295	$93,259	$187,221	$537,347
Denominator:
Weighted-average Class A common shares outstanding – basic	41,985	45,628	42,419	45,072
Adjustments related to diluted calculation:
Dilutive redemption of common units in CWGS, LLC for shares of Class A common stock (m)	—	—	—	43,731
Dilutive options to purchase Class A common stock (m)	53	138	62	157
Dilutive restricted stock units (m)	467	1,256	466	1,204
Adjusted weighted average Class A common shares outstanding – diluted	42,505	47,022	42,947	90,164

Adjusted earnings per share - basic	$1.07	$2.01	$4.39	$6.19
Adjusted earnings per share - diluted	$1.07	$1.98	$4.36	$5.96

Anti-dilutive amounts (n):
Numerator:
Reallocation of net income attributable to non-controlling interests from the anti-dilutive redemption of common units in CWGS, LLC (j)	$66,055	$119,804	$255,412	$—
Income tax on reallocation of net income attributable to non-controlling interests from the anti-dilutive redemption of common units in CWGS, LLC (k)	$(16,804)	$(30,965)	$(66,789)	$—

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands except per share amounts)	2022	2021	2022	2021
Assumed income tax benefit of combining C-corporations with full or partial valuation allowances with the income of other consolidated entities after the anti-dilutive redemption of common units in CWGS, LLC (l)	$627	$1,466	$6,464	$—
Denominator:
Anti-dilutive redemption of common units in CWGS, LLC for shares of Class A common stock (m)	42,045	42,635	42,045	—

Reconciliation of per share amounts:
Earnings per share of Class A common stock - basic	$0.98	$1.75	$4.01	$5.57
Non-GAAP Adjustments (o)	0.09	0.26	0.38	0.62
Adjusted earnings per share - basic	$1.07	$2.01	$4.39	$6.19

Earnings per share of Class A common stock - diluted	$0.97	$1.72	$3.99	$5.49
Non-GAAP Adjustments (o)	0.10	0.26	0.37	0.62
Dilutive redemption of common units in CWGS, LLC for shares of Class A common stock (p)	—	—	—	(0.14)
Dilutive options to purchase Class A common stock and/or restricted stock units (p)	—	—	—	(0.01)
Adjusted earnings per share - diluted	$1.07	$1.98	$4.36	$5.96

(a)	Represents the loss and expense incurred on debt restructure and financing expense, which is comprised of $0.4 million in extinguishment of the original issue discount and $1.0 million in extinguishment of capitalized finance costs related to the Previous Term Loan Facility, and $9.0 million in legal and other expenses related to the New Term Loan Facility.
(b)	Represents the current and deferred income tax expense or benefit effect of the above adjustments, many of which are related to entities with full valuation allowances for which no tax benefit can be currently recognized. This assumption uses an effective tax rate of 25.4% and 25.5% for the adjustments for the 2022 and 2021 periods, respectively, which represents the estimated tax rate that would apply had the above adjustments been included in the determination of our non-GAAP metric.
(c)	Represents long-lived asset impairment charges related to the RV and Outdoor Retail segment, which relate to locations affected by the

2019 Strategic Shift.

(d)	Represents the loss on termination of operating leases, relating primarily to the 2019 Strategic Shift, resulting from the lease termination fees and the derecognition of the operating lease assets and liabilities.
(e)	Represents an adjustment to eliminate the gains and losses on disposals and sales of various assets.
(f)	Represents non-cash equity-based compensation expense relating to employees, directors, and consultants of the Company.
(g)	Represents an adjustment to eliminate the loss on remeasurement of the Tax Receivable Agreement primarily due to changes in our blended statutory income tax rate.
(h)	Represents restructuring costs relating to our 2019 Strategic Shift. These restructuring costs include other associated costs. These costs exclude lease termination costs, which are presented separately above (see (d) above).
(i)	Represents the adjustment to net income attributable to non-controlling interests resulting from the above adjustments that impact the net income of CWGS, LLC. This adjustment uses the non-controlling interest’s weighted average ownership of CWGS, LLC of 50.0% and 48.3% for the three months ended September 30, 2022 and 2021, respectively, and 49.8% and 49.2% for the nine months ended September 30, 2022 and 2021, respectively.
(j)	Represents the reallocation of net income attributable to non-controlling interests from the impact of the assumed change in ownership of CWGS, LLC from stock options, restricted stock units, and/or common units of CWGS, LLC.
(k)	Represents the income tax expense effect of the above adjustment for reallocation of net income attributable to non-controlling interests. This assumption uses an effective tax rate of 25.4% and 25.5% for the adjustments for 2022 and 2021 periods, respectively.
(l)	Typically represents adjustments to reflect the income tax benefit of losses of consolidated C-corporations that under the Company’s current equity structure cannot be used against the income of other consolidated subsidiaries of CWGS, LLC. However, for the three and nine months ended September 30, 2021, this adjustment included the reversal of the $0.3 million expense and $14.5 million benefit, respectively, from changes in the valuation allowance for Camping World, Inc. Subsequent to the redemption of all common units in CWGS, LLC, the Company believes certain actions could be taken such that the C-corporations’ losses could offset income of other consolidated subsidiaries. The adjustment reflects the income tax benefit assuming effective tax rate of 25.4% and 25.5% during the 2022 and 2021 periods, respectively, for the losses experienced by the consolidated C-corporations for which valuation allowances have been recorded. No assumed release of valuation allowance established for previous periods were included in these amounts and the $0.3 million and $14.5 million release of valuation allowance during the three and nine months ended September 30, 2021, respectively, was considered to be reversed and excluded from adjusted net income attributable to Camping World Holdings, Inc. – diluted for purposes of this calculation.
(m)	Represents the impact to the denominator for stock options, restricted stock units, and/or common units of CWGS, LLC.
(n)	The below amounts have not been considered in our adjusted earnings per share – diluted amounts as the effect of these items are anti-dilutive.
(o)	Represents the per share impact of the Non-GAAP adjustments to net income detailed above (see (a) through (h) above).
(p)	Represents the per share impact of stock options, restricted stock units, and/or common units of CWGS, LLC from the difference in their dilutive impact between the GAAP and Non-GAAP earnings per share calculations.

Our “Up-C” corporate structure may make it difficult to compare our results with those of companies with a more traditional corporate structure. There can be a significant fluctuation in the numerator and denominator for the calculation of our adjusted earnings per share – diluted depending on if the common units in CWGS, LLC are considered dilutive or anti-dilutive for a given period. To improve comparability of our financial results, users of our financial statements may find it useful to review our earnings per share assuming the full redemption of common units in CWGS, LLC for all periods, even when those common units would be anti-dilutive. The relevant numerator and denominator adjustments have been provided under “Anti-dilutive amounts” in the table above (see (n) above).

Contacts

Investors:

Brett Andress

InvestorRelations@campingworld.com

Media Outlets:
Karen Porter
PR-CWGS@CampingWorld.com